Exhibit 99

Stephen D. Blum – Investor Relations (480) 754-5040

Tom A. Herrmann – Media Relations (480) 754-2202

THE DIAL CORPORATION CONFERENCE CALL TO REVIEW

THIRD QUARTER 2002 RESULTS WILL BE HELD ON

THURSDAY, OCTOBER 17, 2002, AT 9:00 A.M. EDT

Scottsdale, Ariz. – September 30, 2002 – The Dial Corporation (NYSE: DL) will host a one-hour conference call to discuss reported results for third quarter 2002 at 9:00 a.m. EDT on Thursday, October 17, 2002. Results will be released earlier in the day. Access for the conference call and web cast is open to the press and the general public in a listen-only mode. To access the conference call, please dial (706) 643-3706.

Participating in the call will be:

Herbert M. Baum, Chairman, President and CEO

Conrad A. Conrad, Executive Vice President and CFO

Stephen D. Blum, Senior Vice President-Investor Relations

John F. Tierney, Senior Vice President and Controller

Date: Time: Dial-in:	Thursday, October 17, 2002 9:00 a.m. EDT (706) 643-3706

Replay Information

If you are unable to participate in the conference call, a replay will be available starting at 12:00 noon EDT on Thursday, October 17, 2002, until 12:00 midnight EDT on Thursday, October 24, 2002. To access the replay, please dial (706) 645-9291 and enter Code 5867466.

Web Cast Information

A web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcasts.cfm.

###